Exhibit 99.1

Virage Logic Reports First-Quarter Fiscal 2005 Results; Posts 46% Year-Over-Year Revenue Growth

    FREMONT, Calif.--(BUSINESS WIRE)--Jan. 20, 2005--Virage Logic
Corporation (Nasdaq:VIRL)


    Quarterly News Release Highlights:

    --  Record Q1 revenues of $15.9 million, compared with $10.9 million for Q1 fiscal 2004 and $15.3 million for Q4 fiscal
        2004

   -- Q1 GAAP net income of $1.7 million, or $0.08 per share, compared with a GAAP net loss of $359,000, or $0.02 per share, for Q1 fiscal 2004, and with GAAP net income of $1.5 million, or $0.07 per share, for Q4 fiscal 2004


    Virage Logic Corporation (Nasdaq:VIRL), a leading provider of semiconductor intellectual property (IP) platforms, today reported its financial results for the first fiscal quarter ended December 31, 2004.
    Revenues for the first quarter of fiscal 2005 were $15.9 million, up 46 percent from $10.9 million for the first quarter of fiscal 2004, and up four percent from $15.3 million for the fourth quarter of fiscal 2004. License revenue for the first quarter of fiscal 2005 was $13.1 million, compared with $9.5 million for the same quarter a year ago and $12.2 million for the prior quarter. Royalties for the first quarter of fiscal 2005 were $2.8 million, compared with $1.4 million for the first quarter of fiscal 2004 and $3.2 million the prior quarter.
    As reported under U.S. generally accepted accounting principles
(GAAP), net income for the first quarter of fiscal 2005 was $1.7 million, or $0.08 per share, compared with a net loss for the first quarter of fiscal 2004 of $359,000, or $0.02 per share. Net income for the fourth quarter of fiscal 2004 was $1.5 million, or $0.07 per share.
    "We are pleased with our first-quarter results, which continued to be driven by customer adoption of our semiconductor IP platforms," said Adam Kablanian, Virage Logic's president and chief executive officer. "With new products such as the third-generation Self-Test and Repair (STAR) Memory System(TM), we expect to strengthen our technology and market leadership position. We believe the successful customer adoption of new products, coupled with our semiconductor IP platform strategy, will create opportunities for future growth in our business. We remain committed to providing customers with the semiconductor IP they need to manage the complex issues associated with designing and cost-effectively producing chip designs at smaller process nodes and 'accelerate silicon success'."

    Additional Recent Business Highlights

    During the first quarter and more recently, Virage Logic:

    -- Signed a new wafer-based royalty-bearing agreement for Virage Logic's IPrima(TM) Foundation semiconductor IP platform product on the 130-nanometer process technology with an emerging foundry customer

    -- Booked the company's second 65-nanometer agreement, further demonstrating the company's lead in providing semiconductor IP on advanced process nodes

    -- Signed a total of eight new direct royalty-bearing agreements for the STAR Memory System, with over 100 total STAR Memory System agreements signed to date

    -- Introduced the third-generation STAR Memory System, further extending the company's technology lead with what Virage Logic believes is still the only commercially available integrated embedded memory self-test and repair solution that delivers faster time-to-market, lower test costs, smaller area, and better yield for complex system-on-chip (SoC) designs, enabling designers to leverage their design-for-manufacture
        (DFM) initiatives

    -- Booked a total of eight new 90-nanometer agreements, including one with a new customer

    -- Signed 15 new Area, Speed and Power (ASAP) Logic(TM) and semiconductor IP platform agreements

    -- Partnered with PDF Solutions, Inc. (Nasdaq:PDFS) to develop process-aware extensions to Virage Logic's Area, Speed and Power (ASAP) Logic standard cell libraries, which are compliant with PDF Solution's revolutionary pDfx process-aware design for manufacturability (DFM) environment, which integrates seamlessly with industry-leading design flows to help designers create more manufacturable integrated circuits
        (ICs)

    -- Signed two new direct royalty-bearing agreements for the company's NOVeA(R) non-volatile embedded memory product, bringing the total number of agreements to 15

    --  Booked orders from 13 new customers

    --  Recorded revenue under licensing agreements from 49 customers
        - 38 existing and 11 new.

    Business Outlook

    Virage Logic also announced today its business outlook for the second quarter of fiscal 2005. The company currently anticipates total revenues in the range of approximately $16.3 million to $16.6 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $2.7 million. The company expects to report GAAP net income of approximately $0.09 per diluted share. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

    Webcast and Taped Replay

    Virage Logic's management plans to hold a teleconference on first-quarter 2005 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding first-quarter results will be available to all investors and an archived webcast will be available from January 20, 2005 until January 20, 2006 on the investor relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through January 27, 2005 at (719) 457-0820, access code 555402.

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) quickly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Virage Logic has evolved to become a global leader in semiconductor IP platforms comprising embedded memories, standard cells, and I/Os primarily for the consumer, communications and networking, handheld and portable, and computer and graphics markets. Virage Logic's highly differentiated product portfolio provides foundries, integrated device manufacturers (IDMs) and fabless customers with key competitive advantages including higher performance, lower power, higher density and optimized yield. The company's comprehensive quality efforts are validated in its FirstPass-Silicon Characterization Lab which is designed to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2004, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.
    All trademarks are the property of their respective owners and are protected herein.


                       Virage Logic Corporation
                 Consolidated Statements of Operations
               (In thousands, except per-share amounts)
                              (Unaudited)


                                                  Three Months Ended
                                                 --------------------
                                                  Dec. 31,   Dec. 31,
                                                    2004       2003
                                                 --------     --------
Revenues:
   License                                     $   13,062     $ 9,474
   Royalties                                        2,797       1,386
                                                 --------     --------
Revenues                                           15,859      10,860
Cost and expenses:
 Cost of revenues                                   3,037       2,436
 Research and development                           4,773       4,413
 Sales and marketing                                3,813       3,248
 General and administrative                         1,934       1,445
 Stock-based compensation                               -          50
                                                 --------     --------
    Total cost and expenses                        13,557      11,592
                                                 --------     --------
Operating income (loss)                             2,302        (732)
Interest income and other, net                        294         168
                                                 --------     --------
Income (loss) before taxes                          2,596        (564)
Income tax provision (benefit)                        857        (205)
                                                 --------     --------

Net income (loss)                              $    1,739 $      (359)
                                                 ========     ========
Earnings per share:
     Basic                                     $     0.08 $     (0.02)
     Diluted                                   $     0.08 $     (0.02)

Shares used in computing per share amounts:
     Basic                                         21,781      21,181
     Diluted                                       22,697      21,181

                       Virage Logic Corporation
                      Consolidated Balance Sheets
                            (In thousands)


                                                 Dec. 31,    Sept. 30,
                                                   2004        2004
                                                 --------     --------
                                                (Unaudited)
ASSETS

 Current assets:
   Cash and cash equivalents                        $ 28,863 $ 28,746
   Short-term investments                             27,703   27,144
   Accounts receivable, net                           16,974   17,756
   Costs in excess of related billings on
    uncompleted contracts                                825      670
   Prepaid expenses and other assets                   4,607    4,079
   Taxes receivable                                    1,304    1,302
                                                    --------  --------
       Total current assets                           80,276   79,697
   Property, equipment and leasehold
    improvements, net                                  3,900    4,090
   Goodwill and intangible assets, net of
    amortization                                      12,447   12,544
   Deferred tax assets                                 5,225    5,225
   Long-term investments                               9,991    7,222
   Other long-term assets                              1,276      410
                                                    --------  --------
         Total assets                               $113,115 $109,188
                                                    ========  ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                                 $    875 $    506
   Accrued expenses                                    6,031    5,019
   Deferred revenue                                    5,706    7,548
   Income taxes payable                                3,644    3,569
                                                    --------  --------
       Total current liabilities                      16,256   16,642
 Deferred tax liability                                1,035    1,035
                                                    --------  --------
       Total liabilities                              17,291   17,677
 Stockholders' equity:
   Common stock                                           22       22
   Additional paid-in capital                        114,970  112,457
   Accumulated other comprehensive income (loss)          33      (28)
   Accumulated deficit                               (19,201) (20,940)
                                                    --------  --------
       Total stockholders' equity                     95,824   91,511
                                                    --------  --------
          Total liabilities and
            stockholders' equity                    $113,115 $109,188
                                                    ========  ========


                       Virage Logic Corporation
                 Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                                                    Three Months Ended
                                                    Dec. 31,  Dec. 31,
                                                      2004      2003
                                                    --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                    $  1,739 $  (359)
Adjustment to reconcile net income (loss)
 to net cash provided by operations:
   Provision for doubtful accounts                        200     (90)
   Depreciation and amortization                          608     888
   Amortization of intangible assets                       97      97
   Amortization of stock-based compensation                 -      50
Changes in operating assets and liabilities:
   Accounts receivable                                    582  (2,735)
   Cost in excess of billings on uncompleted
    contracts                                            (155)    (96)
   Prepaid expenses and other current assets           (1,393)    120
   Taxes receivable                                        (2)   (120)
   Accounts payable and accrued expenses                1,381     326
   Income taxes payable                                    75    (309)
   Deferred revenue                                    (1,842)  3,104
                                                     -------- --------
       Net cash provided by operations                  1,290     876
                                                     -------- --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                       (426)   (157)
Purchase of investments                               (17,762)   (939)
Proceeds from maturity of investments                  14,393  10,000
                                                     -------- --------
       Net cash provided by (used in) investing
        activities                                     (3,795)  8,904
                                                     -------- --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of options and employee
 stock purchase plan                                    2,513     333
                                                     -------- --------
       Net cash provided by financing activities        2,513     333
                                                     -------- --------
Effects of foreign exchange rates on cash                 109       -
                                                     -------- --------
Net increase in cash and cash equivalents                 117  10,113
Cash and cash equivalents, beginning of period         28,746  38,930
                                                     -------- --------
Cash and cash equivalents, end of period             $ 28,863 $49,043
                                                     ======== ========



    CONTACT: Virage Logic Corporation
             Mike Seifert, 510-360-8025
             michael.seifert@viragelogic.com